SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2004 (February 25, 2004)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-8833	62-1443555

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

209 10th Avenue South, Suite 450
Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 301- 3100

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The following information is being furnished pursuant to Item 9 “Regulation FD Disclosure.” On February 25, 2004, HealthStream, Inc. issued a press release announcing results of operations for its fourth quarter and full year 2003, the text of which is set forth in Exhibit 99.1.

Item 12. Results of Operations and Financial Condition

The following information is being furnished pursuant to Item 12 “Results of Operations and Financial Condition.” On February 25, 2004, HealthStream, Inc. issued a press release announcing results of operations for its fourth quarter and full year 2003, the text of which is set forth in Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSTREAM, INC.

By:	/s/ Arthur E. Newman Arthur E. Newman Chief Financial Officer February 25, 2004

INDEX TO EXHIBIT

Exhibit
Number	Description

99.1	Press Release dated February 25, 2004